EXHIBIT 10.30

AMENDMENT TO WARRANT AGREEMENT

    This Amendment (the "Amendment") is entered into as of April 21, 2000 between Sprint Corporation, a Kansas corporation (the "Purchaser"), and Hybrid Networks, Inc., a Delaware corporation (the "Company"), and amends the Warrant Agreement dated as of September 9, 1999 between the Purchaser and the Company (the "Warrant Agreement"). Except as otherwise defined herein, the capitalized terms herein shall have the same meanings as those terms have in the Warrant Agreement.

    The parties hereto agree as follows:

1.
The first three sentences of Section 2(b) of the Warrant Agreement are hereby amended in their entirety as follows:

      (b) None of the Warrants shall be exercisable until the earliest date on which the shipment of at least $1,000,000 of products by the Company is scheduled to be made by the Company, in accordance with the terms of the Equipment Purchase Agreement, in purchase orders submitted to the Company under the Equipment Purchase Agreement. On such date, 10% of the Warrants (rounded to the nearest whole Warrant) shall become exercisable. Thereafter, an additional 10% of the Warrants (rounded to the nearest whole Warrant) shall become exercisable for each additional $1,000,000 of shipments as are scheduled to be made by the Company in accordance with the terms of the Equipment Purchase Agreement, in purchase orders submitted by the Purchaser to the Company under the Equipment Purchase Agreement, such that the entire amount of Warrants shall be exercisable when $10,000,000 of such shipments have been so scheduled to be made.

2.
No other amendment is made to the Warrant Agreement. The Warrant Agreement, as amended as provided in Section 1, continues in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HYBRID NETWORKS, INC.
By: Michael D. Greenbaum Chief Executive Officer
SPRINT CORPORATION
By:
Its: